Exhibit 99.1

CVR Partners Reports First Quarter 2025 Results

•First quarter net income of $27 million, or $2.56 per common unit; EBITDA of $53 million
•Announced cash distribution of $2.26 per common unit

SUGAR LAND, Texas (April 28, 2025) – CVR Partners, LP (NYSE: UAN, “CVR Partners” or the “Partnership”), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced net income of $27 million, or $2.56 per common unit, and EBITDA of $53 million on net sales of $143 million for the first quarter of 2025, compared to net income of $13 million, or $1.19 per common unit, and EBITDA of $40 million on net sales of $128 million for the first quarter of 2024.

“CVR Partners posted strong operating results for the first quarter of 2025 driven by safe, reliable operations and a combined ammonia production rate of 101 percent,” said Mark Pytosh, Chief Executive Officer. “Supply and demand balances for nitrogen fertilizer products remain tight and prices have continued to increase going into the spring planting season.

“Looking forward, we will continue to focus on high utilization of our plants and the generation of free cash flow,” Pytosh said. “In addition, CVR Partners is pleased to declare a first quarter 2025 cash distribution of $2.26 per common unit.”

Consolidated Operations

Production at CVR Partners’ fertilizer facilities increased compared to the first quarter of 2024, producing a combined 216,000 tons of ammonia during the first quarter of 2025, of which 64,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 348,000 tons of UAN. During the first quarter of 2024, the fertilizer facilities produced a combined 193,000 tons of ammonia, of which 60,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 305,000 tons of UAN.

For the first quarter 2025, average realized gate prices for ammonia were up 5 percent over the prior year to $554 per ton, and UAN showed a reduction compared to the prior year, down 4 percent to $256 per ton. Average realized gate prices for ammonia and UAN were $528 and $267 per ton, respectively, for the first quarter of 2024.

Distributions

CVR Partners also announced that on April 28, 2025, the Board of Directors of the Partnership’s general partner (the “Board”) declared a first quarter 2025 cash distribution of $2.26 per common unit, which will be paid on May 19, 2025, to common unitholders of record as of May 12, 2025.

CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, and use of cash and cash reserves deemed necessary or appropriate by the Board.

First Quarter 2025 Earnings Conference Call

CVR Partners previously announced that it will host its first quarter 2025 Earnings Conference Call on Tuesday, April 29, at 11 a.m. Eastern. This Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The first quarter 2025 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/nz2qg499/. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13752978.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; net income and net sales; drivers of our results; utilization and production rates; nitrogen fertilizer pricing, supply and demand; ability to generate free cash flow; distributions, including the timing, payment and amount (if any) thereof; ability to and levels to which we upgrade ammonia to other fertilizer products, including UAN; global fertilizer industry conditions; grain prices; crop inventory levels; farmer economics and planting seasons; direct operating expenses; capital expenditures; turnaround expense and timing; cash reserves; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the health and economic effects of any pandemic; impacts of the planting season on our business; CVR Energy, Inc.’s and its controlling stockholder’s intention regarding potential strategic transactions involving the Partnership and ownership of our common units; potential operating hazards; costs of compliance with existing or new laws and regulations and potential liabilities arising therefrom; general economic and business conditions; political disturbances, geopolitical instability and tensions, including those arising from trade policies and tariffs; impacts of plant outages and weather conditions and events; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,100 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 950 ton-per-day UAN unit.

Investors and others should note that CVR Partners may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Partners may use these channels to distribute material information about the Partnership and to communicate important information about the Partnership, corporate initiatives and other matters. Information that CVR Partners posts on its website could be deemed material; therefore, CVR Partners encourages investors, the media, its customers, business partners and others interested in the Partnership to review the information posted on its website.

Contact Information:

Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations
Brandee Stephens
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures we present for the periods ended March 31, 2025 and 2024:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA - EBITDA adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

Available Cash for Distribution - EBITDA for the quarter excluding noncash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the Board in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available Cash for Distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board.

We present these measures because we believe they may help investors, analysts, lenders, and ratings agencies analyze our results of operations and liquidity in conjunction with our GAAP results, including, but not limited to, our operating performance as compared to other publicly traded companies in the fertilizer industry, without regard to historical cost basis or financing methods, and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. Refer to the “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

CVR Partners, LP
(all information in this release is unaudited)

Statement of Operations Data

	Three Months Ended March 31,
(in thousands, except per unit data)	2025	2024
Net sales (1)	$142,866	$127,665
Operating costs and expenses:
Cost of materials and other	27,901	25,327
Direct operating expenses (exclusive of depreciation and amortization)	54,486	55,669
Depreciation and amortization	18,041	19,291
Cost of sales	100,428	100,287
Selling, general and administrative expenses	7,889	7,311
(Gain) loss on asset disposal	(40)	8
Operating income	34,589	20,059
Other (expense) income:
Interest expense, net	(7,726)	(7,665)
Other income, net	225	160
Income before income tax expense	27,088	12,554
Income tax benefit	—	(25)
Net income	$27,088	$12,579

Basic and diluted earnings per common unit	$2.56	$1.19
Distributions declared per common unit	1.75	1.68

EBITDA*	$52,855	$39,510
Available Cash for Distribution*	23,925	20,345

Weighted-average common units outstanding:
Basic and Diluted	10,570	10,570

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)    Below are the components of net sales:

	Three Months Ended March 31,
(in thousands)	2025	2024
Components of net sales:
Fertilizer product sales	$128,613	$117,814
Other	14,253	9,851
Total net sales	$142,866	$127,665

Selected Balance Sheet Data

(in thousands)	March 31, 2025	December 31, 2024
Cash and cash equivalents	$121,775	$90,857
Working capital (inclusive of cash and cash equivalents)	148,173	122,192
Total assets	1,013,954	1,018,724
Total debt and finance lease obligation, including current portion	569,993	568,851
Total liabilities	712,293	725,654
Total partners’ capital	301,661	293,070

Selected Cash Flow Data

	Three Months Ended March 31,
(in thousands)	2025	2024
Net cash flow provided by (used in):
Operating activities	$55,391	$42,417
Investing activities	(5,807)	(5,317)
Financing activities	(18,666)	(17,757)
Net increase in cash and cash equivalents	$30,918	$19,343

Capital Expenditures

	Three Months Ended March 31,
(in thousands)	2025	2024
Maintenance	$3,693	$4,272
Growth	2,239	339
Total capital expenditures	$5,932	$4,611

Key Operating Data

	Three Months Ended March 31,
(percent of capacity utilization)	2025	2024
Ammonia utilization rate (1)	101%	90%

(1)Reflects our ammonia utilization rate on a consolidated basis. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three months ended March 31, 2025 and 2024 and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended March 31,
	2025	2024
Consolidated sales volumes (thousand tons):
Ammonia	60	70
UAN	336	284

Consolidated product pricing at gate (dollars per ton): (1)
Ammonia	$554	$528
UAN	256	267

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	216	193
Ammonia (net available for sale) (2)	64	60
UAN	348	305

Feedstock:
Petroleum coke used in production (thousands of tons)	131	128
Petroleum coke used in production (dollars per ton)	$42.43	$75.71
Natural gas used in production (thousands of MMBtus) (3)	2,159	2,148
Natural gas used in production (dollars per MMBtu) (3)	$4.62	$3.10
Natural gas in cost of materials and other (thousands of MMBtus) (3)	1,605	1,765
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$4.63	$3.49

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended March 31,
	2025	2024
Ammonia — Southern plains (dollars per ton)	$562	$567
Ammonia — Corn belt (dollars per ton)	618	598
UAN — Corn belt (dollars per ton)	324	292

Natural gas NYMEX (dollars per MMBtu)	$3.87	$2.10

Q2 2025 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the second quarter of 2025. See “Forward-Looking Statements” above.

	Q2 2025
	Low	High
Ammonia utilization rate	93%	97%

Direct operating expenses (in millions) (1)	$57	$62
Total capital expenditures (in millions) (2)	$18	$22

(1)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(2)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations:

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, and Available Cash for Distribution

	Three Months Ended March 31,
(in thousands)	2025	2024
Net income	$27,088	$12,579
Interest expense, net	7,726	7,665
Income tax benefit	—	(25)
Depreciation and amortization	18,041	19,291
EBITDA and Adjusted EBITDA	52,855	39,510
Adjustments (Reserves)/Releases:
Accrued interest expense (excluding capitalized interest)	(8,959)	(8,485)
Future operating needs (1)	(8,000)	—
Capital expenditures (2)	(11,593)	(8,547)
Turnaround expenditures, net (3)	(2,822)	(3,325)
Equity method investment (4)	2,444	1,192
Available cash for distribution (5)	$23,925	$20,345

Common units outstanding	10,570	10,570

(1)Amount consists of adjustment of expenses incurred by the city of Coffeyville during winter storm Uri in 2021 and cash impacts thereof and reserves established by the Board for potential future cash needs related to nitrogen fertilizer seasonality and feedstock price volatility.
(2)Amount consists of maintenance capital expenditures, including additional reserves for future growth projects of $7.9 million and $4.3 million for the three months ended March 31, 2025 and 2024, respectively.
(3)Amount consists of reserves for periodic, planned turnarounds, net of expenditures incurred in the period.
(4)Amount consists of distributions received by the Partnership adjusted for the amortization of deferred revenue related to the 45Q transaction.
(5)Amount represents the cumulative available cash for distribution based on full year results. However, available cash for distribution is calculated quarterly, with distributions (if any) being paid in the following period. The Partnership declared and paid a cash distribution of $1.75 related to the fourth quarter of 2024 and declared a cash distribution of $2.26 per common unit related to the first quarter of 2025 to be paid in May 2025.